UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 7, 2013
Date of Report (Date of earliest event reported)

TRUSTMARK CORPORATION
(Exact name of registrant as specified in its charter)

Mississippi	000-03683	64-0471500
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

248 East Capitol Street, Jackson, Mississippi	39201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(601) 208-5111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

Trustmark Corporation (Trustmark) held its annual shareholders’ meeting on May 7, 2013, at which three proposals were submitted to Trustmark’s shareholders.  The proposals are described in detail in Trustmark’s proxy statement for the annual meeting filed with the Securities and Exchange Commission on March 25, 2013.  The final results for the votes regarding the proposals are set forth below.

Proposal #1:  Election of directors

Trustmark’s shareholders elected the ten directors named below to serve until the 2014 annual shareholders’ meeting or until their successors have been elected and qualified.  The votes cast for each of the ten directors, who constitute the entire Board of Directors of Trustmark following the meeting, are set forth below:

	For	Withheld	Broker Non-Votes
Adolphus B. Baker	46,621,602	63,116	10,457,733
Toni D. Cooley	46,627,237	57,481	10,457,733
Daniel A. Grafton	46,598,366	86,352	10,457,733
Gerard R. Host	46,456,316	228,402	10,457,733
David H. Hoster II	46,428,847	255,871	10,457,733
John M. McCullouch	46,598,433	86,285	10,457,733
Richard H. Puckett	44,972,475	1,712,243	10,457,733
R. Michael Summerford	46,598,003	86,715	10,457,733
LeRoy G. Walker, Jr.	46,624,560	60,158	10,457,733
William G. Yates III	46,332,880	351,838	10,457,733

Proposal #2:   Advisory vote to approve executive compensation.

Trustmark’s shareholders approved, on an advisory basis, the compensation of Trustmark’s executive officers as disclosed in the proxy statement.  The votes regarding Proposal #2 were as follows:
For	Against	Abstentions	Broker Non-Votes
45,987,490	501,682	195,546	10,457,733

Proposal #3:   Ratification of the selection of KPMG LLP

Trustmark’s shareholders ratified the selection of KPMG LLP as Trustmark’s independent auditors for the fiscal year ending December 31, 2013.  The votes regarding Proposal #3 were as follows:

For	Against	Abstentions
55,181,203	1,890,837	70,411

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUSTMARK CORPORATION

BY:	/s/ Louis E. Greer
Louis E. Greer
Treasurer and Principal Financial Officer

DATE:	May 13, 2013